Exhibit A

Execution Version

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of June 7, 2021, is entered into by and between Volt Upper Holdings LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholders (each, a “Stockholder” and, together, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, QTS Realty Trust, Inc., a Maryland corporation (the “Company”), QualityTech, LP, a Delaware limited partnership (the “Partnership”), Parent, Volt Lower Holdings LLC, a Delaware limited liability company (“Merger Sub I”) and Volt Acquisition LP, a Delaware limited partnership (“Merger Sub II”) are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement and the term “affiliate” shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) (i) the Company will merge with and into Merger Sub I, with Merger Sub I surviving such merger and (ii) Merger Sub II will merge with and into the Partnership, with the Partnership surviving such merger (collectively, the “Mergers”);

WHEREAS, as of the date hereof, each Stockholder is the record and a “beneficial owner” (as used within this Agreement, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of Company Class A Shares and Company Class B Shares, in each case, as set forth opposite such Stockholder’s name on Schedule A hereto (the “Owned Shares”; the Owned Shares and any additional Company Class A Shares, Company Class B Shares, Company Series A Preferred Shares or Company Series B Preferred Shares (or any securities convertible into or exercisable or exchangeable for any of the foregoing, including the Partnership Units set forth opposite such Stockholder’s name on Schedule A (the “Owned Units”)) in which such Stockholder has or acquires record or beneficial ownership on or after the date hereof and up to the date on which the Company Requisite Vote is obtained, including by purchase, as a result of a stock dividend or distribution, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, the parties hereto are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder, in its capacity as a stockholder of the Company or partner of the Partnership, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company or partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting), including the Company Shareholders’ Meeting, and in connection with any written consent of the stockholders of the Company or partners of the Partnership or in any other circumstances where a vote of stockholders of the Company or partners of the Partnership is sought, such Stockholder shall:

(a)               when such meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)               vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the adoption of the Merger Agreement and the approval of the Company Merger or Partnership Merger, as applicable, and any other matters necessary or presented or proposed for consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and

(c)               vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares against any Company Acquisition Proposal and any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or the Partnership under the Merger Agreement or of Stockholder under this Agreement.

The obligations of the Stockholder specified in this Section 1 shall apply whether or not (A) the Company Merger or any action described above is recommended by the Company Board, (B) the Partnership Merger or any action described above is approved or recommended by the general partner of the Partnership or (C) the Company Board, the general partner of the Partnership or any of their committees have effected an Adverse Recommendation Change. Nothing in this Agreement shall limit or restrict a Stockholder, or any affiliate or designee of such Stockholder, who serves as a member of the Company Board or as an officer of the Company in acting in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities in such capacity; it being understood that this Agreement shall apply to such Stockholder solely in such Stockholder’s capacity as a stockholder of the Company or partner of the Partnership and shall not apply to such Stockholder’s, Affiliate’s or designee’s actions, judgments or decisions as a director or officer of the Company. Notwithstanding anything to the contrary herein, in the event that a vote or consent of the stockholders of the Company is required in order to effect an amendment to the Merger Agreement that reduces the amount or changes the form of consideration payable in the Merger or otherwise materially amends the Merger Agreement in a manner adverse to the Stockholder (any such amendment, an “Adverse Amendment”), the provisions of this Section 1 shall not apply with respect to the Stockholder’s vote or consent with respect to such Adverse Amendment (unless the Stockholder consents to such Adverse Amendment).

2.           No Inconsistent Agreements. Each Stockholder covenants and agrees that such Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or arrangement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant or permit the grant of a proxy, power of attorney or other authorization or consent with respect to any of such Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) enter into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying, its obligations pursuant to this Agreement, (iv) take or permit to take any other action that would in any way interfere with, or prohibit or prevent such Stockholder from satisfying, its obligations pursuant to this Agreement or (v) knowingly approve or consent to any of the foregoing.

3.             Termination. This Agreement shall automatically terminate upon the earliest of (i) the Company Merger Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) and any amendment to the Merger Agreement effected without the consent of the Stockholder that is an Adverse Amendment (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in this Section 3 and Sections 8-20 shall survive the termination of this Agreement; provided, further, nothing herein shall relieve any party hereto of any liability for any willful breach of this Agreement prior to such termination; provided, however, that in no event shall a Stockholder have any liability for any damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder.

4.             Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

(a)               Such Stockholder is a beneficial owner and the only record owner of, and has good, valid and marketable title to, such Stockholder’s Covered Shares, free and clear of Liens other than as created by this Agreement or any other agreement entered into between such Stockholder and Parent. As of the date hereof, other than the Owned Shares and Owned Units, the Stockholder does not own beneficially or of record, and does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Company Class A Shares, Company Class B Shares, Company Series A Preferred Shares or Company Series B Preferred Shares (or any securities convertible into or exchangeable or exercisable for any of the foregoing) or any interest therein.

(b)               Such Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or arrangement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with its obligations pursuant to this Agreement, (iii) has not granted a proxy, power of attorney or other authorization or consent with respect to any of such Stockholder’s Covered Shares that is inconsistent with its obligations pursuant to this Agreement and (iv) has not entered into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying, its obligations pursuant to this Agreement.

(c)               To the extent such Stockholder is not a natural Person, such Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. To the extent such Stockholder is a natural Person, such Stockholder has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(d)               Other than the filings and reports pursuant to and in compliance with the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by such Stockholder of this Agreement.

(e)               The execution, delivery and performance of this Agreement by such Stockholder does not and will not constitute or result in (i) with respect to a Stockholder that is not a natural Person, a breach or violation of, or a default under, the limited partnership agreement, limited liability company agreement or similar governing documents of such Stockholder or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification, cancellation or acceleration (or the right of modification, cancellation or acceleration) of any obligations under or the creation of a Lien on any of the properties, rights or assets (including the Covered Shares) of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming compliance with the matters referred to in Section 4(d), under any applicable Law to which such Stockholder is subject, except, in the case of clause (ii), for any such breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

(f)                As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Owned Shares or Owned Units or the validity of this Agreement, or that could reasonably be expected to prevent or materially delay such Stockholder’s ability to perform its obligations hereunder.

(g)               Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

5.           Certain Covenants of each Stockholder. Except in accordance with the terms of this Agreement, each Stockholder covenants and agrees as follows:

(a)               No Solicitation. Such Stockholder shall not, nor shall it, direct, authorize or permit any of its Representatives to, and shall use its reasonable best effort to cause its Representatives not to, directly or indirectly, take any action that would violate Section 5.6 of the Merger Agreement (or cause the Company to violate Section 5.6 of the Merger Agreement) if such Stockholder were deemed a Representative of the Company for purposes of such Section 5.6 of the Merger Agreement; provided, that to the extent that the Company is permitted to take any action and/or not prohibited from taking any action pursuant to Section 5.6 of the Merger Agreement, such Stockholder also shall be so permitted and/or not prohibited; provided, further, that the foregoing shall not serve to limit or restrict any actions taken by Shareholder in any capacity other than as stockholder of the Company. Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of any Stockholder to review any Company Acquisition Proposal and to discuss and confirm to the Company and to any party who has submitted a Company Acquisition Proposal, including any Company Acquisition Proposal that the Company Board shall have determined constitutes a Superior Proposal, the willingness of such Stockholder to support and sign a voting agreement in the event of any termination of the Merger Agreement in accordance with its terms in connection with such Superior Proposal.

(b)               Transfer of the Covered Shares. Such Stockholder hereby agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert, gift-over or otherwise dispose of (including by sale, merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other agreement, arrangement or understanding with respect to the Transfer of any of such Stockholder’s Covered Shares or (ii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this Section 5 with respect to the Stockholder’s Covered Shares shall be null and void.

(c)               Waiver of Appraisal and Dissenters’ Rights and Actions. Such Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Mergers that such Stockholder may have (it being expressly acknowledged that no dissenters’ or appraisal rights shall be available with respect to the Mergers) and (ii) agrees not to commence or participate in, assist or knowingly encourage, and to take all actions necessary to opt out of any class in, any class action with respect to any action or claim, derivative or otherwise, against Parent, the Company, the Partnership or any other Company Subsidiaries or affiliates and each of their successors and assigns and their respective directors and officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Mergers, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (including any claim seeking to enjoin or delay the closing of the Mergers) or (B) alleging a breach of any fiduciary duty of the Company Board or the general partner of the Partnership in connection with the Merger Agreement or the transactions contemplated thereby.

6.           Further Assurances. From time to time, at Parent’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

7.            Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock or partnership interests in the Partnership by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like between the date of this Agreement and the Company Merger Effective Time, the terms “Owned Shares”, “Owned Units” and “Covered Shares” shall be deemed to refer to and include such shares or partnership interests as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares or partnership interests may be changed or exchanged or which are received in such transaction.

8.             Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

9.             Waiver. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure or delay of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered by hand, by prepaid overnight carrier or by electronic mail to the parties hereto at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

if to any Stockholder:

c/o Quality Group of Companies

12851 Foster Street

Overland Park, KS 66213

Attention:	Chad L. Williams

with a copy (which shall not constitute notice) to:

Quality Group of Companies

12851 Foster Street

Overland Park, KS 66213

Attention:	Chris Bauer
Email:	chris.bauer@qualitygc.com

if to Parent, to it at:

Volt Upper Holdings LLC

c/o The Blackstone Group Inc.

345 Park Avenue

New York, NY 10154

Attn:	Tyler Henritze
Greg Blank
Michael Diverio
Mike Forman

Email:	realestatenotices@blackstone.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Brian M. Stadler
Anthony F. Vernace

Email:	bstadler@stblaw.com
avernace@stblaw.com

Each such notice and communication shall be deemed to have been duly given or made (a) if delivered by hand, when such delivery is made at the address specified in this Section 10, (b) if delivered by overnight courier service, the next Business Day after it is sent to the addresses specified in this Section 10, or (c) if delivered by electronic mail, on the date of sending (or if sent after 5:00 p.m. (New York City time) on the next day) if no automated notice of delivery failure is received by the sender.

11.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholders shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

12.           Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. Each of the parties hereto hereby acknowledges and agrees, on behalf of itself, its affiliates and each of their respective Representatives, that, in connection with such party’s entry into this Agreement, neither such party nor any of its affiliates or any of their respective Representatives has relied on any representations or warranties except, in the case of Parent, for the representations and warranties of the Stockholders expressly set forth in Section 4 of this Agreement.

13.         No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any suit, claim, action, investigation or proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

14.           Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)               This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Mergers that are required to be governed by the DRULPA or DLLCA), in each case without regard to its rules of conflict of laws that would result in the application of any laws other than those specified above. Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, only a Chosen Court with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by the final sentence of this Section 14(a)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Chosen Court. In any judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 10 hereof and nothing in this Section 14 hereof shall affect the right of any party hereto to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)               EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

15.           Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or delegable (as the case may be), in whole or in part, by operation of Law or otherwise, without the prior written consent of Parent (in the case of an assignment or delegation by any Stockholder) and Stockholders (in the case of an assignment or delegation by Parent), and any attempted or purported assignment or delegation in violation of this Section 15 shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns in accordance with and subject to the terms of this Agreement.

16.           Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) any party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

17.           Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

18.          Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in ..pdf format shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

19.           Interpretation and Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or is favoring any party by virtue of the authorship of any provision of this Agreement. The words “hereto,” “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All references in this Agreement to Sections shall refer to sections of this Agreement unless the context shall require otherwise. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” The word “day” means calendar day, and any reference to a number of days shall refer to calendar days (unless Business Days are specified). When calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any reference in this Agreement to “$” means U.S. dollars. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The word “or” is not exclusive and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation, in each case, unless the context otherwise requires. Except as otherwise specifically provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. Except as otherwise specifically provided herein, all references in this Agreement to any agreement (including this Agreement), Contract, document or instrument mean such agreement, Contract, document or instrument as amended, supplemented, qualified, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto, in each case as of the date hereof and only to the extent made available as of the date hereof. All representations, warranties, covenants and agreements of each Stockholder shall be deemed to be joint and several representations, warranties, covenants and agreements of all Stockholders.

20.           Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by the Merger Agreement, including the Mergers, are consummated.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

VOLT UPPER HOLDINGS LLC

By:	/s/Greg Blank
Name:	Greg Blank
Title:	Senior Managing Director and Vice President

By:	/s/ Mike Forman
Name:	Mike Forman
Title:	Managing Director and Vice President

[Signature Page to Support Agreement]

STOCKHOLDER

By:	/s/Chad L. Williams
Chad L. Williams

Chad L. Williams 2020 Insurance Trust u/t/a dated January 29, 2020

By:	/s/Norma J. Williams

Name: Norma J. Williams
Title: Trustee

JCD Trust u/t/a dated December 22, 2020

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

Norma J. Williams 2020 Insurance Trust u/t/a dated January 29, 2020

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

[Signature Page to Support Agreement]

Quality Investment Group QTS II, LLC

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Manager

Williams Nonexempt Family Trust u/t/a dated December 22, 2014

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Chad L. Williams 2019 GRAT #2 u/t/a dated June 10, 2019

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Chad L. Williams 2019 GRAT u/t/a dated April 8, 2019

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Chad L. Williams 2020 GRAT u/t/a dated July 8, 2020

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Williams Nonexempt Gifting Trust u/t/a dated February 9, 2016

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

NDT No. 1 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

NDT No. 2 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

NDT No. 3 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

Williams Family Trust u/t/a dated December 13, 2012

By:	/s/Mark Westhoff

Name: Mark Westhoff
Title: Business trustee

Quality Technology Group, LLC

By:	/s/Chad L. Williams

Name:Chad L. Williams
Title: Member

Chad L. Williams Revocable Trust u/t/a dated December 13, 2012

By:	/s/Chad L. Williams

Name:Chad L. Williams
Title: Settlor and Trustee

Quality Investment Group QTS, LLC

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Member